Exhibit 10.142

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

2008 AMENDED AND RESTATED
PACKAGING AND LABELING SERVICES AGREEMENT

This 2008 AMENDED AND RESTATED PACKAGING AND LABELING SERVICES AGREEMENT (the “Agreement”) effective as of September 15, 2008, by and between Endo Pharmaceuticals Inc., a corporation having an address at 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317 (“ENDO”) and Sharp Corporation, a corporation having an address at 23 Carland Road, Conshohocken, Pennsylvania 19428 (“SHARP”) hereby amends, replaces and restates in its entirety, the Packaging and Labeling Services Agreement originally made and entered into effective as of the 10th day of August 1999 by and between ENDO and SHARP, as amended by the First Amendment dated as of June 30, 2000, the Second Amendment dated as of October 15, 2001, the Third Amendment dated as of April 7, 2003, the Fourth Amendment dated as of January 16, 2004 and the Fifth Amendment dated as of March 1, 2007.

WITNESSETH:

WHEREAS, SHARP is engaged in the business of and possesses expertise with respect to packaging and labeling of pharmaceutical products for use as physician samples and commercial product;

WHEREAS, ENDO desires to have SHARP package and label for ENDO certain pharmaceutical products;

WHEREAS, SHARP is willing to package and label, for ENDO, certain pharmaceutical products upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, each term listed below shall have the meaning which is given after it:

1.1    Affiliate: Any corporation, firm, partnership or other legal entity which, directly or indirectly, is controlled by, is in control of or under common control with the party in question. For purposes of the foregoing, “control” means ownership of at least fifty percent (50%) of the relevant entity’s equity or having the power to otherwise direct the affairs of the entity.

Exhibit 10.142

1.2    Confidential Information: As defined in paragraph 11.9.

1.3    Developments: As defined in paragraph 4.1.

1.4    Effective Date: The date first above written.

1.5    ENDO: Endo Pharmaceuticals Inc., its Affiliates, and its designee. Such designee, where applicable, may be responsible on behalf of Endo Pharmaceuticals Inc. and/or its Affiliates, at Endo Pharmaceuticals Inc.’s discretion, for the performance of certain activities described in this
Agreement and no such delegation of responsibility shall relieve or discharge ENDO from any liability or obligation arising hereunder.

1.6	FDA: Food and Drug Administration of the United States of America.

1.7    Labeling or Labeled: The act of placing a label and other written, printed, or graphic matter upon or accompanying Product(s), its containers, or wrappers.

1.8
Packaging or Packaged: The act of packaging Product(s) listed in Appendix A-1 or A-2, attached hereto, as the case may be in final finished form ready for distribution by Endo as a physician sample and/or commercial product.

1.9	SHARP: Sharp Corporation

1.10    Product: The pharmaceutical products listed in Appendix A-1 or A-2 to this Agreement, as the case may be, as the same may be amended in writing from time to time by mutual agreement. Product(s) may be added or deleted by mutual agreement of the parties.

1.11    Specifications: The procedures, requirements, standards and other items set forth in the package specifications with respect to Product(s), as the same may be amended from time to time in accordance with the Agreement. The specifications for Product(s) shall be developed by ENDO and provided to SHARP in the format attached hereto in Appendix B.

1.12    Territory: Shall mean the fifty (50) United States, the District of Columbia, its territories and commonwealths.

1.13    Term: As defined in paragraph 7.1.

1.14    Validate or Validation: The validation of the packaging and labeling for each Product in accordance with predetermined validation acceptance criteria and the standard Product release criteria set forth in the Specifications.

Exhibit 10.142

ARTICLE II

RESPONSIBILITIES OF THE PARTIES

2.1	Packaging and Labeling Responsibilities of SHARP:

(a)Supervisory Responsibility: SHARP shall have supervisory responsibility for the Packaging and Labeling of Product(s). All communications from ENDO with regards to SHARP’s exercise of this supervisory role, will only be to SHARP’s supervisory level staff.

(b)SHARP Personnel and SHARP Services: SHARP shall from time to time designate a responsible supervisory employee to be the primary operations contact for SHARP with ENDO. ENDO may communicate directly with such designee regarding the operations to be conducted hereunder.

(c)Equipment:

i.    Existing Lines. Sharp shall continue to provide all equipment necessary to maintain the lines in existence on the Effective Date consisting of a trade line (“Existing Trade Line”) and a sample line (“Existing Sample Line”) (together, the “Existing Lines”) to Package and Label Product(s) during the Term of this Agreement. Sharp shall be responsible for the routine maintenance, calibration and repair of all equipment for the Existing Lines and replacement of all equipment supplied by Sharp, when and if necessary.

ii.    Second Lidoderm® Line. Endo will purchase equipment necessary to build a second packaging line (“Second Lidoderm® Line”) for Lidoderm® trade packaging and labeling, and will retain title to the equipment. The Second Lidoderm® Line will be placed in Sharp’s facility. Implementation will be considered complete upon the successful completion of the first run of Product on the Second Lidoderm® Line (“Implementation Date”). Sharp will staff and operate the Second Lidoderm® Line with Sharp employees, provide high quality support and indirect labor for the Second Lidoderm® Line, and will maintain the Second Lidoderm® Line as needed, using in-house experts or purchased services from the machine builder. Parts and maintenance expense (other than routine maintenance) for the Second Lidoderm® Line as reasonably necessary will be borne by Endo unless otherwise agreed between the parties.

iii.    Line Scheduling Management. Sharp will schedule trade lot runs of Product between the Existing Trade Line and the Second Lidoderm® Line; provided however, that no more than ***% of any given *** requirements will be run on the Existing Trade Line, and provided further that at least *** will be run on the Existing Trade Line. The Existing Lines will not be disassembled or put into storage during the Term of this Agreement, but will be maintained as functioning production lines.

Exhibit 10.142

(d)General: Notwithstanding anything in this Agreement to the contrary, during the initial Term of the Agreement and any extension or renewal hereof, SHARP or its permitted successors or assigns shall Package and Label Product(s) in accordance with the packaging and labeling warranties set forth in Article VI, the regulatory filings for Product(s), and this Agreement.

2.2	Responsibilities of ENDO:

(a)	Supply of Product(s) by ENDO: ENDO shall supply released Product(s) to the SHARP facility for the Packaging and Labeling of Product(s) in accordance with the Specifications in Appendix B.

ARTICLE III

PACKAGING AND LABELING PROCESS

3.1     Inspection of Product(s) by SHARP: SHARP shall visually inspect all Product (s) delivered by ENDO hereunder in the manner set forth in the Specification in accordance with SHARP’s standard operating procedure for incoming materials. SHARP shall inform ENDO of any defects in such Product(s) that can be ascertained through visual inspection, within *** (***) *** of delivery. For products requiring laboratory testing, SHARP shall inform ENDO of any defects identified through testing within *** (***) *** of receipt of the test results.

3.2     Retention Samples of Product: SHARP shall maintain retention samples of Product(s) in accordance with cGMPs and ENDO’s standard operating procedure attached hereto as Appendix C.

3.3     Vendors: SHARP will order all Packing and Labeling materials from vendors mutually agreed to by the parties and in accordance with Specifications or as otherwise mutually agreed to by the parties in writing. SHARP shall not change the vendors of Packaging and Labeling materials without prior notification of and written approval from ENDO.

3.4    Testing by SHARP and ENDO: SHARP shall perform on-line quality control tests, including a desiccation test (if applicable), with respect to Product(s) in accordance with the Specifications for such Product(s). Results of such tests, as well as specific records, will be submitted to ENDO for review. SHARP shall notify ENDO within 24 hours of any test failures noted in the Package and Label of Product(s). SHARP hereby agrees to provide to ENDO samples, in an amount to be determined by ENDO, of each lot of Product(s) Packaged and Labeled by SHARP. In addition, SHARP shall permit ENDO to conduct such testing and inspection of Product(s), Packaging and Labeling materials, work in progress or Product(s) as it reasonably may request from time to time; provided that all non-routine testing carried out by ENDO on any Product(s) Packaged hereunder, shall be conducted through a protocol mutually agreed to by ENDO and SHARP’s chief officers for quality control.

3.5	Delivery: Each shipment of a Product by SHARP hereunder shall be delivered as may be

Exhibit 10.142

designated by ENDO, F.O.B., the SHARP Allentown, Pennsylvania facility. Each shipment of a Product by SHARP shall be accompanied by a package slip which should include the NDC CODE, product name, product description, lot number, quantity, and expiration date. If the final distribution site requires a certificate of analysis it will be provided by ENDO directly to the site.

3.6
Risk of Loss: Title to all Product(s), all work in process to produce Product(s), all completed Product(s), and/or any other property of *** shall at all times remain with ***. *** shall not be liable for risk of loss for Product(s), all work in process to produce Product(s), all completed Product(s) and all other property of ENDO prior to shipment from the *** facility, except in the case of gross negligence, willful acts or omissions by *** and/or its employees and agents. ENDO shall not be liable to SHARP for any loss or damage to the SHARP facility, unless caused by ENDO’s gross negligence or willful misconduct.

3.7	Waste Disposal: SHARP shall be responsible for the removal of all waste produced as a result of fulfilling its obligations hereunder and shall be fully responsible for the proper disposal thereof.

3.8
Quarterly Reviews: Sharp will institute a team (“Process Improvement Team”) that will meet regularly to identify cost saving opportunities related to all lines covered under this Agreement. The Process Improvement Team will be responsible for gathering data, analyzing the data and presenting the data to both Endo and Sharp at joint quarterly meetings. The purpose of these quarterly meetings will be to jointly assemble and implement a list of cost savings projects (“Cost Savings Projects”). These meetings will be hosted and run by Sharp. The first objective of the Process Improvement Team will be the targeted goal of ***% or more in cost savings in the price of Products listed in Appendix A-1 or A-2, as the case may be, over the combined Existing Lines and Second Lidoderm® Line within the initial *** (***) *** following completion of implementation of the Second Lidoderm® Line. Cost savings will be in addition to any *** of Product(s) due to *** as set forth in Appendix A-1 or A-2, as the case may be. All cost savings will be *** for the duration of the Term.

3.9
ENDO shall have the right, within *** (***) *** of SHARP’s delivery of packaged Products to ENDO, to give SHARP written notice of rejection of the portion of such shipment of packaged Products that fails to meet the Specifications or which otherwise breaches SHARP’s warranties, covenants and obligations under this Agreement. SHARP, at its sole cost and expense, shall replace as soon as commercially reasonable packaging for such non-conforming packaged Products and ENDO, at its sole cost and expense, shall replace applicable Products and components for such non-conforming packaged Products. ENDO shall have the right, within *** (***) *** of Sharp’s delivery of packaged Products, to give Sharp written notice of loss, damage, defects or non-delivery of any packaged Product which was not evident to ENDO at the time of delivery (“Latent Defects”). Provided that ENDO provides notice to Sharp of a Latent Defect within the time frame set forth above, ENDO will be entitled to the remedies for non-conforming Products set forth above. Any such claim of a non-conforming shipment which is not

Exhibit 10.142

made within the applicable time-period set forth above shall be deemed to have been waived by ENDO.

ARTICLE IV

PACKAGING, LABELING, AND PRODUCT DEVELOPMENTS; TRADEMARKS

4.1    Developments: New techniques, inventions, processes, and know-how (hereinafter “Developments”) may be developed by SHARP during the performance of this Agreement. ENDO shall have ownership of all such Developments which primarily relate to Product(s) (“ENDO Development”) and do not primarily relate to a Packaging and Labeling method. SHARP shall have ownership of all such Developments which primarily relate to a Packaging and Labeling method (“SHARP Development”) during the Term of this Agreement. SHARP hereby grants to ENDO a non-transferable, non-exclusive, royalty-free, worldwide, perpetual license to use any SHARP development. SHARP shall not use any ENDO Development or ENDO Confidential Information to compete or assist third parties to compete, directly, or indirectly with ENDO in the Packaging, Labeling, sale or distribution of any Product(s). Each party agrees to cooperate in the filing and prosecution of all patent applications for Developments owned by the other party and to take all other reasonable actions requested by the other party to vest ownership of Developments in the other party consistent with this paragraph 4.1.

4.2    Trademarks: SHARP understands and agrees that this Agreement grants no license or other right to use ENDO’s corporate name or any trademark owned by ENDO or any of its Affiliates. All trademarks and trade names used by ENDO or any of its Affiliates in connection with Product(s) shall be the exclusive property of ENDO or such Affiliate and SHARP shall have no rights or interest in the same.

4.3    Product Labeling: ENDO shall provide to SHARP all text and graphics for Packaging and Labeling of Product(s) in conformity with FDA regulations and/or other regulatory authority. ENDO shall indemnify, defend and hold harmless SHARP, its Affiliates, its parent corporation, directors, officers, employees, and agents, from and against any and all actions, liability, loss, damage, cost or expense (including without limitation reasonable attorneys’ fees) arising out of any claim that the content or substance of all such labeling, text and graphics, including without limitation any claim that any labels on Product(s) contain erroneous or misleading information or fail to comply with applicable law.

ARTICLE V

PAYMENTS

5.1    Prior to the Implementation Date (as defined in Section 2.1(c)), ENDO shall pay SHARP the price of Packaging and Labeling of Product(s) as set forth in Appendix A-1, as may be amended from time to time by mutual agreement of the parties. On and after the Implementation Date, Endo shall pay SHARP the prices as set forth in Appendix A-2.

Exhibit 10.142

5.2    The price for Product(s) as set forth in Appendix A-2 shall *** (***) year period beginning on the Implementation Date; provided however, that the price may be *** to accommodate *** on any components used to make the Lidoderm® package as supported through proper documentation, including but not limited to, ***.

5.3    Payment Schedule: SHARP shall invoice ENDO for Product(s) Packaged and Labeled hereunder upon shipment to ENDO. All invoices shall be payable within *** (***) days of receipt by ENDO.

5.4    No Other Charges: ENDO shall not be obligated to pay any amounts to SHARP for the Packaging and Labeling of Product(s) other than those payments set forth in Article V and other costs which ENDO has agreed to pay as set forth in Appendix D.

5.5    In the event that SHARP does not perform its obligations hereunder in a timely manner, the parties agree to meet within seventy-two (72) hours to discuss this issue and to consider how best to remedy any ENDO concerns regarding SHARP’s performance under this Agreement.

ARTICLE VI

PACKAGING AND LABELING WARRANTY

6.1	Specifications:

(a)Warranty: SHARP warrants that Product(s) Packaged, Labeled, and shipped by SHARP hereunder shall meet the Specifications for the Packaging of such Product(s).

Changes: SHARP will not change the Packing and Labeling procedures, Specifications or Labeling for Product(s) in any respect without the prior written consent of ENDO. ENDO may modify the Specifications of Product(s), from time to time, upon *** (***) *** prior written notice to SHARP, provided the modification in Specifications is acceptable to SHARP, which acceptance will not be unreasonably withheld or delayed, and provided that if such modification *** SHARP’s cost of Packaging and Labeling Product(s), the prices set forth in Appendix A-1 or Appendix A-2, as the case may be, may be *** accordingly as mutually agreed to by the parties.

6.2    Packaging and Labeling Warranty: SHARP warrants that all services and assistance that it provides to ENDO in connection with the Packaging and Labeling of Product(s) shall be consistent with the Specifications and in accordance with current Good Manufacturing Practices (“cGMPS”) and other applicable rules and regulations, all as in effect from time to time, and that no Product(s) shall be adulterated or misbranded as those terms are used under the Food, Drug and Cosmetic Act due to any action or commission of SHARP.

6.3    Regulatory Warranty: SHARP warrants that it has obtained and will maintain on a current basis and will comply with all licenses, permits and approvals of applicable governmental agencies as may be required for the SHARP facility and to Package and Label Product(s) pursuant

Exhibit 10.142

to this Agreement. In addition, SHARP hereby warrants that it has received no notices of material adverse findings or similar regulatory letters from regulatory agencies within the last two (2) years with respect to its facilities other than those set forth in Appendix E, attached hereto and made a part hereof. SHARP has disclosed to ENDO all material information in SHARP’s possession as of the date hereof, and will disclose to ENDO promptly on a continuous basis, all additional material information obtained in the future concerning its facilities as such information pertains to its obligations hereunder.

6.4    Compliance with Laws: SHARP shall have sole responsibility for adopting and enforcing safety procedures for the handling, Packaging and Labeling of Product(s) at the SHARP facility and handling of waste relating thereto, and shall adopt procedures that comply in all respects with all federal, state, and local environmental and occupational safety, health and other requirements, provided that ENDO shall provide to SHARP all available and appropriate information regarding the safety and environmental effects of Product(s) necessary for SHARP’s compliance with this warranty, and shall promptly notify SHARP of any new information as to the safety of Product(s).

6.5    Regulatory Inspections: SHARP shall notify ENDO immediately of any inspections by federal, state, local or foreign regulatory authorities (including, without limitation, FDA, EPA, EEOC, OSHA or similar state agencies and building code inspectors) and of any communication from the FDA or any other regulatory authority directly concerning or relating to the SHARP facility to the extent such inspections are related to or may impact upon the Product(s) or SHARP’s obligations under this Agreement. SHARP shall obtain input from ENDO prior to any response to the FDA or other regulatory authority in regards to SHARP’s facilities as it pertains to SHARP’s ability to perform its obligations hereunder. ENDO shall have the right to observe any inspection of the SHARP facility by the FDA or any regulatory authority to the extent such inspections are related to or may impact upon the Product(s) or SHARP’s obligations under this Agreement, provided that this provision shall not require SHARP to postpone, delay or refuse entry to any such inspection in order to allow ENDO’s observation thereof. SHARP shall provide ENDO with a copy of any report issued or a written summary of results of any such inspection if no report is issued. In addition, SHARP shall provide ENDO with a written summary of the respective actions, if any, taken to remedy conditions cited in any such inspection.

6.6    Disclaimer; Limitation of Liability: NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT TO THE CONTRARY, (A) THE WARRANTIES WITH RESPECT TO THE STORING, PROCESSING, PACKAGING, LABELING AND DELIVERY OF THE PRODUCTS STATED IN THIS ARTICLE 6 OR ELSEWHERE IN THIS AGREEMENT REGARDING SUCH MATTERS ARE IN LIEU OF ALL OTHER WARRANTIES OF SHARP, ORAL OR WRITTEN, EXPRESSED OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND (B) IN NO EVENT SHALL SHARP HAVE ANY LIABILITY TO ENDO FOR ANY EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY OR ANY OTHER THEORY OR FORM OF ACTION IN CONNECTION WITH THE STORING, PROCESSING, PACKAGING, LABELING AND DELIVERY OF THE PRODUCTS.

Exhibit 10.142

ARTICLE VII

TERM and TERMINATION

7.1    Term: The Term of the Agreement is extended to the third anniversary of the Implementation Date or March 1, 2011, whichever occurs sooner. Thereafter, this Agreement may be renewed for additional one (1) year periods upon the mutual agreement of the parties.

7.2	Termination:

(a)     This Agreement may be terminated for any reason by Endo upon ninety (90) days prior written notice to the other party.

(b)     Default: This Agreement may be terminated by ENDO upon notice to SHARP, if SHARP fails to perform any of its material duties or responsibilities or breaches any of its material obligations hereunder, and such failure has not been remedied by SHARP within *** (***) *** from the receipt of notice of such failure from ENDO. SHARP or its permitted successors or assigns may only terminate this Agreement on the basis of material default by ENDO if ENDO fails to pay any of its financial obligations to SHARP under this Agreement within *** (***) *** of being notified that it is in default of such payment, unless there is a good faith dispute between the parties concerning such payment. In all other cases where SHARP believes ENDO is in material default, it shall so notify ENDO and the parties will have *** (***) *** from the date notice is received to agree upon a plan of action to remediate the claimed default (the “Remediation Plan”). If the parties cannot agree upon a Remediation Plan within *** (***) ***, they shall be left to resolve the dispute pursuant to paragraph 11.15. The parties agree that, because of the importance of this Agreement to enduring continuous supply of Product(s) to ENDO’s customers, pending resolution of a dispute concerning such a claimed material default by ENDO, other than a failure to pay its undisputed financial obligations, SHARP will continue to accept orders and Package and Label Product(s) as otherwise provided herein until the dispute is resolved. If the claimed default by ENDO involves the withdrawal of approval by FDA of Product(s), SHARP shall not be required to supply Product(s) whose approval is withdrawn during the pendency of the dispute, but SHARP will be required to fulfill all of its other obligations under this Agreement, including the supply of Product(s) whose approval has not been withdrawn.

(b)     Insolvency: This Agreement may be terminated immediately by either party if the other party:

(i) admits in writing its inability to pay its debts generally as they become due,

(ii) files a petition or has a petition filed against it in bankruptcy or any similar action under relevant bankruptcy or insolvency proceedings,

(iii) makes an assignment for the benefit of its creditors,

(iv) commences a proceeding for the appointment of a receiver, trustee, liquidator or

Exhibit 10.142

conservator of itself or of the whole or any substantial part of its property, or

(v) files a petition seeking reorganization, composition, liquidation, dissolution or similar arrangement under the federal bankruptcy laws or any other applicable law, statute or regulation of the United States, any state, county or other jurisdiction.

7.3    Survival: The rights and obligations of SHARP and ENDO which by their intent or meaning have validity beyond the expiration or termination of this Agreement (including, but not limited to, the payment obligations described in paragraph 2.1(c) and the rights of each party with respect to indemnification, intellectual property, and confidentiality) shall survive the expiration or termination of the Agreement.

7.4	Effect of Termination or Expiration: Upon termination or expiration of this Agreement,

(a)    SHARP shall be obligated to assist ENDO in completing all previously ordered Packaging and Labeling of each Product at the SHARP facility;

(b)    Termination or expiration of the Agreement for any reason shall not release either SHARP or ENDO from any obligation accrued hereunder prior to the effective date of such termination or expiration.

ARTICLE VIII

RECALL OF PRODUCT

8.1    Notice: In the event either party has reason to believe that one or more lots of any Product(s) should be recalled or withdrawn from distribution such party shall immediately inform the other in writing in a factual, non-judgmental manner.

8.2    Decision: The decision as to whether or not to initiate a recall of Product(s) shall be made solely by ENDO and ENDO shall have sole responsibility for initiating and managing any recall or withdrawal of the Products, and shall bear all costs and expenses relating thereto, except as provided in Section 8.3 hereof.

8.3    SHARP Liability: If and to the extent such recall is required because of SHARP’s breach of its obligations hereunder, then SHARP shall (i) reimburse ENDO within ten business days of the date of ENDO’s demand for the replacement cost of the recalled Product(s) and, (ii) at ENDO’s option, either (A) replace such recalled packaging with acceptable materials, or (B) reimburse ENDO within ten business days of the date of ENDO’s demand in an amount equal to the compensation set forth in paragraph 5.1 which has been paid by ENDO to SHARP for the Packaging and Labeling of such recalled Product(s).

8.4    ENDO Liability: If and to the extent such recall is required because of any other cause other than those set forth in paragraph 8.3, then such recall shall be conducted by ENDO at its sole

Exhibit 10.142

cost and expense and ENDO shall not be entitled to any such credits, replacements or refunds from SHARP.

ARTICLE IX

PRODUCT INFORMATION; FDA REPORTING

9.1    Rights to Data: SHARP shall furnish to ENDO all data regarding the Packaging and Labeling of each Product, including quality control data, stability data and all other information and reports required to be maintained by a Packager and Labeler under cGMPs. In addition, SHARP shall furnish to ENDO all data and information reasonably requested by ENDO or necessary in offer to ***. Notwithstanding the foregoing, ENDO shall reimburse SHARP for the actual cost of generating any data requested by ENDO for regulatory approval of a Product *** or otherwise already possessed by SHARP in connection with Packing and Labeling of Product(s).

9.2    Adverse Reaction or Complaint: Each party agrees to notify the other promptly of any adverse reaction or complaint reported to such party resulting from the use of Product(s) Packaged and Labeled at the SHARP facility. The parties shall meet, as needed, at either party’s request, to review any Packaging and Labeling problems involving the Product(s).

9.3	FDA Reporting:

(a)    Adverse Reactions and Field Alerts: In accordance with 21 CFR 314.80 and 314.81, ENDO will be responsible for completion and submission to the FDA of any Form FDA 3500a with respect to an adverse reaction involving Product(s) or any complaint that would require a field alert, as and when appropriate, unless such request is made directly to SHARP or SHARP is under any statutory or regulatory obligation to make such or similar report or filing. SHARP will forward to ENDO, simultaneously with filing such, a copy of each completed Form FDA 3500a or similar report or filing with respect to Product(s) Packaged and Labeled hereunder.

(b)    Periodic Adverse Experiences Reports and Annual Reports: ENDO will be responsible for completion of the periodic ADE (Adverse Drug Experiences) reports and annual reports required by the FDA with respect to Product(s).

(c)    FDA Communications: The parties agree that all communication by either party regarding commercial compliance issues, with the FDA and other related governmental agencies, with respect to Product(s) Packaged and Labeled hereunder and the terms of this Agreement, shall be coordinated between the parties and shall not occur without ENDO’s prior written consent.

ARTICLE X

INDEMNIFICATION

10.1 In Favor of ENDO: Except with respect to any matter covered by paragraph 10.2 below,

Exhibit 10.142

SHARP shall indemnify, defend, and hold ENDO and its Affiliates and the officers, directors, employees, agents and independent contractors of each of them, harmless from and against any and all claims, demands, losses, damages, liabilities, settlement amounts, costs or expenses whatsoever (including, without limitation, reasonable attorneys’ fees and costs) to the extent arising from or related to (i) SHARP’s breach of the Packaging and Labeling warranties in Article VI; (ii) SHARP’s gross negligence, willful misconduct or material breach of this Agreement or any undertaking, covenant or representation or warranty contained herein; or (iii) the presence or use, generation, package, storage, past, present or future release, threatened release or disposal of any hazardous or regulated materials on, upon, under, about or into the SHARP facility. The parties acknowledge and agree that acceptance by ENDO of Product(s) shall not affect its rights to indemnification.

10.2    In Favor of SHARP: Except with respect to any matter covered by paragraph 10.1 above, ENDO shall indemnify, defend, and hold SHARP and its Affiliates and the directors, employees, agents and independent contractors or each of them, harmless from and against any and all claims, demands, losses, damages, liabilities, settlement amounts, costs or expenses whatsoever (including, without limitation, reasonable attorneys’ fees and cost) to the extent arising from or related to (i) any claim arising out of the sale, distribution, or use of Product(s) which met the packaging Specifications when shipped by SHARP (ii) ENDO’s gross negligence, willful misconduct or material breach of this Agreement or any undertaking, covenant or representation or warranty contained herein or (iii) any claim that the Products infringe the proprietary rights of another person or entity.

ARTICLE XI

GENERAL PROVISIONS

11.1    Force Majeure: Performance under this Agreement shall be excused for both parties to the extent and for so long as performance by one party is impaired, prevented or delayed by an Act of God, such as war, riot, insurrection, civil commotion, sabotage, strike or other labor disturbances, accidents, fire flood, earthquake, hurricanes, explosions that damage plants or facilities, acts of governmental authorities or any other cause beyond the reasonable control of either party, provided that the party invoking this provision shall at all times exert its reasonable best efforts to remove or avoid such cause and shall resume or complete its required performance promptly after such cause ceases to hinder or delay full performance hereunder.

11.2    Assignment: Either party may freely assign this Agreement or the rights granted hereunder in whole or in part to a wholly-owned subsidiary or to its parent corporation, if any, or to any other wholly-owned subsidiary of its parent corporation, if any, or to a successor of all or substantially all of its assets or business, if any, upon written notice to the other party. Assignment to any other third party may be effected only with prior written consent of the other party hereto, such consent not to be unreasonably withheld. Notwithstanding the foregoing, in the event that Sharp assigns the Agreement to an entity with which Endo does not in its sole discretion wish to continue doing business, Endo may terminate this Agreement by providing at least *** (***) *** prior written notice to Sharp. Endo may provide this notice at any time after Endo receives notice from Sharp

Exhibit 10.142

of its intention to assign to such party.

11.3    Independent Contractors: Nothing in this Agreement shall create, or be deemed to imply the creation of, any partnership, joint venture, principal and agent, or master and servant relationship, it being understood that the parties have entered and shall perform this Agreement as independent contractors.

11.4    Prohibition Against Hiring Staff: Each party hereto hereby agrees not to solicit for employment, without the prior written approval of the other party, which will not be unreasonably withheld, any employee of the other party during the Term of this Agreement and for *** (***) *** after its termination or expiration.

11.5    Notice: any payment, notice or other written communication required or permitted to be made or given hereunder may be made or given by either party to the other by personal in-hand delivery or by facsimile machine or; by first class mail, postage prepaid; or by air courier to the mailing address or facsimile machine numbers set forth below: or to such other address or facsimile machine numbers as either party shall designate by notice, similarly given, to the other party. Notices or written communications shall be deemed to have been sufficiently made or given: (i) if by personal in-hand delivery, or by facsimile machine or with confirmed transmissions, when performed; (ii) if mailed, five (5) days after being deposited in the mail, proper postage prepaid; or (iii) if by air courier, one (1) day after delivery to the air courier company.

11.6    Remedies: No remedy provided in this Agreement to any party shall be exclusive of or limit any other remedy under Agreement or available at law or in equity.

11.7    Waiver: Failure by a party to exercise or enforce any right hereunder shall not be deemed a waiver of such right or any other right nor operate to bar the exercise or enforcement of such right at any time thereafter.

11.8    Publicity: Neither ENDO nor SHARP will originate any publicity, news release, or other public announcement or comment, written or oral, relating to this Agreement, without the consent of the other party, except for such announcement which is required by law. The party making any announcement which is required by law will give the other party an opportunity to review the form and content of such announcement and comment upon it before it is made. The foregoing restriction shall not prevent ENDO from promoting Product(s) in any lawful way.

11.9    Confidentiality: The parties hereto acknowledge that certain information exchanged between them under this Agreement, including all information of ENDO with respect to Packaging and Labeling of Product(s), is proprietary and confidential to the disclosing party (hereinafter “Confidential Information”). Each party agrees not to disclose to any third party any Confidential Information of the other party or use any Confidential Information of the other party for any purpose other than to carry out its obligations under this Agreement, without the express written consent of the disclosing party, unless such materials:

Exhibit 10.142

(a)     were known to the party receiving the Confidential Information prior to the disclosure as evidenced by that party’s written records;

(b)    are or become generally available to the public through no fault of the receiving party;

(c)    are received by the receiving party in good faith from a third party, not in breach of an obligation of confidentiality; or

(d)    are independently developed by the receiving party without the use of access to the disclosing party’s Confidential Information and which can be established by the receiving party with written documentation.

The obligation of confidentiality with respect to the Confidential Information shall survive for five (5) years after the termination or expiration of the Agreement. Upon termination or expiration of this Agreement all Confidential Information received hereunder shall be returned to the disclosing party, except for a single copy to be kept in the receiving party’s confidential file for the purpose of determining compliance with its obligations of confidentiality. Notwithstanding the foregoing, upon prior notice to SHARP, ENDO shall be entitled to submit to any regulatory authority any information required by law or regulations to obtain approvals for the Packaging and Labeling of Product(s) at the SHARP facility or sale of Product(s) anywhere in the world provided such information is accurate in all regards at the time it is so submitted.

11.10    Not Requirements Contract/ NoMinimum Volume: This Agreement is not a requirement contract. ENDO may qualify and purchase Product(s) from other sources of supply at any time and without penalty. This Agreement has no minimum volume requirement, however ***, Sharp shall **** as set forth on Appendix A-1 and A-2.

11.11 No Broker: Each party represents and warrants to the other that no broker or finder is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

11.12 Expenses: Each party shall bear its own costs, fees and expenses, including legal, accounting and due diligence fees incurred in connection with the transactions contemplated by this Agreement.

11.13     Integration: This Agreement, together with all schedules and exhibits hereto constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior, and/or contemporaneous communications or understandings with respect to this subject. No terms or provisions of this Agreement shall be varied, extended or modified by any prior or subsequent statement, conduct or act of either of the parties, except by a written instrument specifically referring to and executed in the same manner as this Agreement.

11.14    Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, regardless of the choice of law principles of that or any other jurisdiction and the parties hereto hereby agree to be subject to the exclusive

Exhibit 10.142

jurisdiction of the courts in the Commonwealth of Pennsylvania, whether federal or state, solely for the purposes of this Agreement.

11.15    Dispute Resolution: The parties hereby agree that the following steps shall be taken in the event of a dispute between the parties under this Agreement:

(a)	Within forty-eight (48) hours of notice that a dispute has arisen under this Agreement, ENDO’s Vice President, Supply Chain and SHARP’s Vice President, Sales and Marketing, shall physically meet to discuss the dispute. If, within forty-eight (48) hours of such meeting, these two individuals are unable to arrive at a mutually acceptable resolution of the dispute then,

(b)    the dispute shall be forwarded to ENDO’s Senior Vice President, Operations and SHARP’s President. These two officers shall discuss the dispute via phone and/or fax and shall use their best efforts to physically meet to discuss and resolve this dispute. Within twenty-four (24) hours of these two officers discussing the dispute, it must either be resolved to their mutual satisfaction or, if the dispute is of a technical nature input shall be obtained from an outside independent laboratory, mutually acceptable to both parties. The decision of the outside laboratory on such a technical issue shall be final and the party that does not prevail shall bear the cost of the services of such laboratory.

(c)    If within twenty-four (24) hours of the meeting or, if the dispute is of a technical nature, within twenty-four (24) hours of receipt of such outside laboratory’s decision provided for in paragraph 11.15 (b), the parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be first submitted to non-binding mediation, and failing that settled by arbitration to be held in Philadelphia, Pennsylvania, before a panel of three (3) arbitrators, one (1) selected by ENDO, one (1) selected by SHARP and the third arbitrator to be selected by the first two (2) arbitrators. Such arbitration shall be conducted in accordance with the commercial mediation and arbitration rules then in effect of the American Arbitration Association. Each party irrevocably and unconditionally consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding. The parties will cooperate with each other in causing the mediation and arbitration to be held in as efficient and expeditious a manner as practicable. The arbitrators may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrators shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrators’ decision in any court having jurisdiction. ENDO and SHARP shall each pay one-half of the costs and expenses of such mediation and arbitration, and each party shall separately pay the fees and expenses of its own counsel. Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time.

(d)    The parties hereby agree that neither party will seek non-binding mediation or arbitration, regarding a dispute that might arise hereunder until the dispute resolution process set forth in paragraphs 11.15(a) and (b) shall have been pursued.

Exhibit 10.142

11.16    Audits: Sharp will allow, upon reasonable advance notice and during normal business hours, representatives from Endo to have access to those manufacturing, warehousing, laboratory premises, and records relevant to the Products for the following audit purposes: (i) Sharp will permit Endo Quality to conduct preparatory audits for initiation of GMP manufacture of the PRODUCTS or for pre-approval inspections (ii) Sharp will permit Endo Quality to conduct audits to address significant product quality, safety problems or for cause (iii) Sharp will permit Endo Quality to perform one standard GMP compliance audit per year. Endo representatives will be escorted at all times by Sharp personnel. Endo will provide a thirty (30) day notification for all planned audits. Representatives of Teikoku Seiyaku Co., Ltd., a Japanese corporation and its U.S. subsidiary, Teikoku Pharma USA, Inc. (collectively “Teikoku”) shall be permitted to join Endo representatives on all audits. Notwithstanding any other provision of this Agreement, disclosure of regulatory information related to Lidoderm to Teikoku is expressly allowed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in duplicate, by their duly authorized representatives, with legal and binding effect, as of the date first above written.

SHARP CORPORATION                ENDO PHARMACEUTICALS INC.

By: /s/ WILLIAM J. WALKER            By: /s/ DANIEL J. CARBERY
Name: William J. Walker                Name: Daniel J. Carbery
Title: Vice President, Sales and Marketing        Title: Senior Vice President, Operations

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APPENDIX A-1
PRODUCTS AND PRICES

Product Name	Package Type	Price
LIDODERM® (lidocaine 5% patch)	Commercial Carton of *** single patch envelopes (***) and one (***) package insert per carton	$*** per carton effective January 1, 2007
	Bulk Sample pack of *** (***) single patch envelopes (the SP Bulk Sample) and *** (***) package insert	$*** per pack of 10 envelopes $*** per lot

Pricing is based on ***. Should the amount of Product ordered *** from ***, Sharp will *** in Appendix A-1.

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APPENDIX A-2

PRODUCTS AND PRICES

A.    Initial Price. As of the Implementation Date as set forth in Section 2.1(c), Sharp will Label and Package Lidoderm® for an initial price of $*** per carton (“Initial Price”).

B.	Tiered Pricing for Increased Volume.

1.
In the event Sharp and Endo achieve a Sustainable Level of *** lots or more Packaged and Labeled per month, the Initial Price will be reduced by ***% beginning the *** following the achievement of *** lots or more in a ***, and continuing thereafter until either the achievement of a Sustainable Level of *** or more lots ***, or the month following *** in which Sharp Packages and Labels fewer than *** lots.

2.	In the event Sharp and Endo achieve a Sustainable Level of *** lots or more Packaged and Labeled ***, the Initial Price will be *** by an additional ***%.

3.	“Sustainable Level” shall mean that Endo reasonably believes that Endo will require Sharp to Package and Label the relevant number of lots for each of the next ***.

Pricing is based on ***. Should the amount of Product ordered *** from ***, Sharp *** in Appendix A-2.

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CONFIDENTIAL- DO NOT DUPLICATE

APPENDIX B

SPECIFICATION FORMAT

See Attached which reflects a sample only. The specification format effective as of the relevant date will be the specification format most recently approved by ENDO and Sharp in writing.

***

Exhibit 10.142

CONFIDENTIAL – DO NOT DUPLICATE

APPENDIX C
See Attached which reflects a sample only. The Standard Operation Procedure For Release Procedure for LIDODERM® Physician Samples effective as of the relevant date will be the procedure most recently approved by ENDO.

***

Exhibit 10.142

APPENDIX D

ADDITONAL CHARGES

***

Exhibit 10.142

APPENDIX E

FDA Notices or Letters of Material Adverse Findings in accordance with Paragraph 6.3 of this Agreement